EXHIBIT 10.8 FORM OF EMPLOYMENT AGREEMENT BETWEEN REPUBLIC SECURITY BANK AND THOMAS TRIBBY DATED AS OF JULY 15, 1997

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                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 15, 1997 by and between REPUBLIC SECURITY BANK, a Florida state bank (the "Bank"), and THOMAS TRIBBY ("Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Bank desires to employ Executive upon the terms and conditions set forth herein and is willing to agree to the employment terms and conditions set forth herein, but only on the condition that Executive agrees to enter into the non-competition, non-disclosure and non-solicitation covenants contained herein; and

                  WHEREAS, Executive desires to be employed by the Bank upon the terms and conditions set forth herein, including such non-competition, non-disclosure and non-solicitation covenants, and has negotiated with the Bank for the compensation, benefits and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follow:

                  1. EMPLOYMENT. Subject to the terms and upon the conditions set forth herein, the Bank agrees to employ Executive, and Executive accepts and agrees to such employment, in the capacity and for the term of employment specified herein.

                  2. SCOPE OF EMPLOYMENT. Executive shall be employed as President and Senior Executive of the Trust Division of the Bank. He shall have such other responsibilities, duties and authority as the President of the Bank may from time to time determine. Executive shall be obligated to devote his full working time to the performance of his duties hereunder.

                  Executive shall at all times be subject to the direction and control of the President and Board of Directors of the Bank, and all acts of Executive in the performance of his duties hereunder shall be carried out in conformity with the policies, directions and limitations as from time to time established by the President or Board of Directors.

                  3. COMPENSATION. Executive shall be entitled to the following compensation:

                  (a) SIGN-ON BONUS. A sign-on bonus of $40,000 payable on execution of this Agreement by all parties and commencement of employment with Republic Security Bank by the Executive in West Palm Beach, Florida.

                  (b) BASE SALARY. During the Term, the Bank shall pay Executive a base salary at the rate of $110,000 per annum, payable in accordance with the customary practices of the Bank. The rate of base salary may be adjusted (but not to less than $110,000) from time to time at the sole discretion of the Board of Directors.

                  (c) INCENTIVE COMPENSATION. During the Term, the Bank shall pay Executive incentive compensation in addition to base salary. The incentive compensation shall be paid with respect to each calendar quarter ending during the Term in an amount equal to the lesser of (i) 10% of the aggregate New Fee Income of the Trust Division during the quarter or (ii) 25% of the amount of base salary paid to Executive during the quarter. "New Fee Income" shall mean the fees which are scheduled to be paid to the Bank from a newly opened trust account during the 12-month period following the date the account is opened. No amount of incentive compensation above or below the limit described above in this Section 3(b) shall carry over to any subsequent quarter or year. No incentive compensation shall be payable for any fiscal quarter for which Executive is not in the employ of the Bank on the last day thereof.

                  (d) PERFORMANCE INCENTIVE PLAN. Executive shall be eligible to participate in the Republic Security Financial Corporation 1997 Performance Incentive Plan in such amounts, if any, as the Compensation Committee may determine from time to time.

                  4. BENEFITS.

                  (a) FRINGE BENEFITS. During the Term, the Bank shall provide Executive with such fringe benefits as shall be available generally to all executives of the Bank from time to time (medical, dental, life and disability insurance to commence on August 1, 1997).

                  (b) AUTOMOBILE. During the Term, the Bank shall furnish the Executive with the use of an automobile at the Bank's expense for the performance of his duties on behalf of the Bank and Executive shall use such automobile for that purpose. The costs of operation, maintenance and insurance shall be paid by the Bank in accordance with Bank policies and procedures in effect from time to time. The Executive shall be an additional named insured on the Bank's liability insurance coverage. Executive shall account for the use and expenses of the automobile in accordance with the policies and procedures of the Bank.

                  (c) CLUB MEMBERSHIPS. The Bank agrees to provide Executive memberships paid by the Bank during the Term to the Governor's Club and the Beach Club.

                  5. REIMBURSEMENT OF EXPENSES.

                  (a) The Bank shall promptly reimburse Executive for all reasonable and ordinary business-related expenses incurred by him in the performance of his duties hereunder, provided that Executive accounts to the Bank therefor in the manner prescribed by the Bank from time to time.

                  (b) The Bank shall promptly reimburse Executive reasonable expenses of relocation of his household from Arizona in

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an aggregate amount not to exceed $20,000 and the rent of temporary housing for up to 90 days in an aggregate amount not to exceed $3,000, each upon presentation to the Bank of receipts evidencing payment of such expenses. No relocation expense will be reimbursed for which the receipt is not presented to the Bank prior to November 1, 1997.

                  6. TERM OF EMPLOYMENT. The term of employment pursuant to this Agreement (the "Term") shall commence on July 15, 1997 and shall continue until the first to occur of the following:

                  (a) December 31, 1999, unless sooner terminated as hereinafter provided. On December 31, 1999, and on the last day of December of each year thereafter, the term of the Executive's employment pursuant to this Agreement shall be extended one additional year only upon the mutual consent of the Executive and the Bank. The Bank's consent shall require the explicit review of this Agreement and approval thereof by the Bank's Board of Directors during the period 60 days prior to such last day of December. In the event that the Board of Directors fails to explicitly review or not renew the term of employment pursuant to this Agreement for one additional year, such term of employment shall automatically renew for one additional year.

                  (b) Executive's resignation. Executive agrees to provide the Bank written notice at least 60 days in advance of the effective date of resignation. If Executive resigns employment with the Bank prior to July 15, 1999, he agrees to promptly reimburse the Bank the amount of the sign-on bonus and the aggregate amount of relocation and temporary housing expenses reimbursed or advanced by the Bank in accordance with this Agreement.

                  (c) Executive's death or disability. "Disability" shall mean such physical or mental incapacity which renders Executive incapable of fully performing his duties pursuant to this Agreement for a continuous period of 90 days.

                  (d) Termination of employment by the Bank for Cause.

                  (e) Termination of employment by the Bank without Cause.

                           "Cause" as used in this Agreement shall mean:

                           (i) gross negligence or willful misconduct by Executive in connection with his employment hereunder or the business of the Bank;

                           (ii) Executive's misappropriation of the Bank's assets or property;

                           (iii) Executive's conviction of, or plea of guilty to, a crime involving fraud or any felony; or

                           (iv) Executive's failure to comply with any material term, covenant or condition contained herein.

                  7. RIGHTS OF EXECUTIVE UPON TERMINATION. Executive shall not be entitled to any compensation or benefits upon any termination of employment by the Bank except to the extent provided in this Section 7.

                  In the event of termination by the Bank without Cause during the Term, the Bank shall pay Executive, and Executive agrees to accept from the Bank, as Executive's sole and exclusive remedy for termination, an amount equivalent to the lesser of (i) the Executive's current annual base salary as defined in Section 3(a) hereof or (ii) the amount of base salary payable to Executive through the end of the Term, which amount may be paid, at the Bank's option, in a lump sum or in equal installments through the Bank's normal payroll system over the course of the ensuing year. A failure to renew the term of employment hereunder for an additional one-year term shall not be deemed for purposes of this Agreement to be termination without Cause.

                  In the event of termination of employment hereunder for any reason other than termination by the Bank without Cause, Executive shall receive only the compensation and benefits accrued through the date of termination.

                  8. NON-COMPETITION, NON-DISCLOSURE AND NON-SOLICITATION. In consideration of the Bank entering into this Agreement, Executive agrees to each of the following covenants:

                  (a) NON-COMPETITION. During his employment by the Bank, Executive agrees not to engage, directly or indirectly, in any aspect of the trust business, including for state, national or foreign banks, state or federal savings associations, trust companies or any other entity in the trust business (the "Trust Business"), whether as shareholder, partner, director, employee, agent, consultant or otherwise. In the event of termination of Executive's employment with the Bank, other than termination by the Bank without Cause, Executive, until 24 months after the date of termination, agrees not to engage, directly or indirectly, in the Trust Business in any capacity in Palm Beach and Broward Counties, Florida.

                  (b) NON-DISCLOSURE. Executive agrees to (i) hold all trade secrets and other confidential or proprietary information of the Bank, including the names and circumstances of loan and deposit customers of the Bank, in trust and confidence for the Bank and shall not use or disclose any such information except in connection with the business of the Bank and (ii) be liable for damages incurred by the Bank as a result of disclosure of any such information by Executive (without the prior written consent of the President) for any purpose other than the business of the Bank, either during his employment or at any time after termination of his employment with the Bank for any reason whatsoever (including without Cause). Notwithstanding the foregoing, Executive may disclose any such information to the extent such disclosure is compelled by applicable law or to the extent such information becomes publicly available other than by unauthorized disclosure by Executive.

                  (c) NON-SOLICITATION. For a period of 24 months after termination of his employment with the Bank for any reason whatsoever (including without Cause), Executive agrees not, directly or indirectly, on behalf of any trade or business, to aid or endeavor to solicit, induce or recommend any employees of the Bank to leave their employment with the Bank.

                  (d) COVENANTS NOT EXCLUSIVE. Executive agrees that the covenants set forth in Sections 8(a), (b) and (c) hereof are in addition to any rights the Bank may have in law or at equity.

                  (e) NO ADEQUATE REMEDY AT LAW. Executive acknowledges and agrees that it may be impossible to measure in money

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the damages which the Bank will suffer in the event Executive breaches any of the covenants in this Section 8. Therefore, if the Bank shall institute any action or proceeding to enforce the provisions hereof, Executive hereby waives and agrees not to assert in any such action or proceeding the claim or defense that the Bank has an adequate remedy at law. The foregoing shall not prejudice the right of the Bank to require Executive to account for and pay over to the Bank the compensation, profits, monies, accruals or other benefits derived or received by Executive as a result of any transaction constituting a breach of the covenants set forth in this Section 8.

                  9. SEVERABILITY. Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  10. OTHER AGREEMENTS. Executive represents and warrants that this Agreement and the performance of Executive's obligations hereunder will not conflict with, result in the breach of any provision of, or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is bound.

                  11. NOTICE. Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered in person, or one business day after being delivered to an overnight courier service, addressed to:

                  If to the Bank:

                                    Republic Security Bank
                                    4400 Congress Avenue
                                    West Palm Beach, Florida  33407

                                    Attn:   Rudy E. Schupp, President
                                            and Chairman of the Board

                  If to Executive:

                                    At such address as the Bank is notified
                                    is Executive's residential address
                                    or to such other address as either party may give notice of to the other.

                  12. NO WAIVER. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

                  13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements or correspondence between the parties. It may not be amended or extended in any respect except by a writing signed by all parties hereto.

                  14. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Florida.

                  15. PREVAILING PARTY. In the event that any litigation or other dispute arises to enforce or interpret any term or terms of this Agreement, the prevailing party shall be entitled, in addition to any other damages or remedy, to receive from the other party its reasonable attorneys' fees and costs.

                  16. ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by either party without the prior written consent of the other party.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                         REPUBLIC SECURITY BANK

                                         By
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                                                  Rudy E. Schupp,
                                                  President and
                                                  Chairman of the Board

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                                         THOMAS TRIBBY